Exhibit 10.130

EXECUTION

AMENDMENT NO. 9

TO MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Amendment No. 9 to Mortgage Loan Participation Purchase And Sale Agreement, dated as of January 30, 2015 (this “Amendment”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Corp. (“Seller”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (individually and collectively, the “Guarantor”).

RECITALS

Purchaser, Guarantor and Seller are parties to that certain Mortgage Loan Participation Purchase And Sale Agreement, dated as of December 23, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing MLPSA”; and as further amended by this Amendment, the “MLPSA”). The Guarantor is a party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of December 23, 2011, made by Guarantor in favor of Purchaser.

Purchaser, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPSA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPSA. As a condition precedent to amending the Existing MLPSA, Purchaser has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Purchaser, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing MLPSA is hereby amended as follows:

Section 1. Preliminary Statement. The Preliminary Statement Section of the Existing MLPSA is hereby amended by deleting the fourth paragraph in its entirety and replacing it with the following:

“The amount of the Purchase Price to be paid by Purchaser to Seller with respect to each Participation Certificate will be calculated on the expectation of Purchaser, based upon the representations and warranties of Seller herein, that Purchaser will receive Delivery of the Security to be backed by the Related Mortgage Loans on the specified Anticipated Delivery Date, and that failure to receive such Delivery will result in a material decrease in the market value of the Participation Certificate and the Related Mortgage Loans considered as a whole. During the period from the purchase of a Participation Certificate to Delivery of the related Security, Purchaser expects to rely entirely upon Seller to subservice or cause the Servicer to subservice the Related Mortgage Loans for the benefit of Purchaser, it being acknowledged that the continued effectiveness of Seller’s Approvals during such period constitutes an essential factor in the calculation by Purchaser of the Purchase Price paid to Seller for the Related Participation Certificate and that loss of such Approvals by Seller would result in a material decrease in the market value of the Participation Certificate and the Related Mortgage Loans considered as a whole.”

Section 2. Definitions. Section 1 of the Existing MLPSA is hereby amended by:

2.1 deleting the definitions of “Expiration Date”, “Freddie Mac”, “Program Documents”, “Security Issuance Failure”, “Servicing Agreement” and “Takeout Commitment” in their entirety and replacing them with the following:

“Expiration Date”: The earlier of (i) January 29, 2016, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“Program Documents”: This Agreement, the Pricing Side Letter, the Custodial Agreement, the Control Agreement, the Electronic Tracking Agreement, the Participation Certificates, any Servicing Agreement together with the related Servicer Notice and all other agreements, documents and instruments entered into by Seller and Purchaser, in connection herewith or therewith with respect to the transactions contemplated hereunder.

“Security Issuance Failure”: Failure (a) of the Security to be issued for any reason including but not limited to Seller’s failure to perform any of its obligations under this Agreement or any other Program Document or failure to perform in Strict Compliance with the related Agency Program or (b) to cause Delivery of the Security to Purchaser or its designee (and designee has been properly notified it is holding for Purchaser).

“Servicing Agreement”: If the Related Mortgage Loans become serviced by any servicer that is not Purchaser, an Affiliate of Purchaser, or Seller, in each case, the agreement with the third party servicer, in form and substance acceptable to Purchaser.

“Takeout Commitment”: A trade confirmation provided: (i) through the Mortgage-Backed Securities Clearing Corporation system with respect to Approved Investors that are members of the Mortgage-Backed Securities Clearing System or (ii) in electronic format from the Approved Investor to Seller, in each case, confirming the details of a forward trade between the Approved Investor and Seller with respect to one or more Securities relating to a Participation Certificate, which trade confirmation shall be enforceable and in full force and effect, and shall be validly and effectively assigned to Purchaser pursuant to a Trade Assignment, and relate to pools of Mortgage Loans that satisfy the “good delivery standards” as more particularly set forth in Section 3 hereof.

2.2 deleting the definitions of “ERISA”, “ERISA Affiliate”, “Event of Termination”, “PBGC” and “Plan” in their entirety and all references thereto.

2.3 adding the following definition in its proper alphabetical order:

“Servicer Notice”: The notice acknowledged by the Servicer which is substantially in the form of Exhibit K hereto.

Section 3. Facility Fee. Section 2 of the Existing MLPSA is hereby amended by deleting clause (g) in its entirety and replacing it with the following:

(g) Seller shall pay to Purchaser in immediately available funds, a non-refundable Facility Fee. The Facility Fee shall be deemed earned in full on the Effective Date and if the Agreement is renewed, thereafter on or before the anniversary of the Effective Date. The Facility Fee shall be payable in quarterly installments, with the first (1st) installment to be paid on the Effective Date, and the remaining quarterly installments to be paid on the fifth (5th) Business Day of the month immediately following the quarterly anniversary of the Effective Date; provided that if any such day is not a Business Day, the next succeeding Business Day. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Purchaser at such account designated by Purchaser. Upon the early termination of this Agreement, all unpaid installments of the entire Facility Fee will be due and owing and no portion of the Facility Fee shall be refunded; provided, however, that in the event Purchaser notifies Seller in writing that it shall no longer purchase Participation Certificates from Seller in accordance with the Agreement other than due to (i) the occurrence of a Potential Default or Event of Default or (ii) Seller’s failure to satisfy the conditions precedent for Purchaser to purchase Participation Certificates from Seller in accordance with the Agreement, Purchaser shall refund to Seller a pro-rated portion of the Facility Fee. Furthermore, the Facility Fee will be prorated in the event of an increase of the Aggregate Transaction Limit. The Facility Fee shall be withdrawn from the Seller’s Over/Under Account.

Section 4. Issuance of Securities. Section 5(a) of the Existing MLPSA is hereby amended by deleting subsection (ii) in its entirety and replacing it with the following:

(ii) Seller shall notify Purchaser, not later than 12:00 noon, Eastern Time, on the second (2nd) Business Day prior to the applicable Settlement Date (a) of the amount of any change in the principal amount of the Mortgage Loans backing each Security to be delivered on such Settlement Date and (b) with respect to Freddie Mac Securities, the Freddie Mac mortgage loan pool number applicable to each Security to be delivered on such Settlement Date. Upon Delivery of such Security to Purchaser or its designee, Purchaser shall cease to have any interest under the Related Participation Certificate and in exchange shall have a 100% ownership interest in the related Security. It is understood and agreed that for so long as Seller is subservicing, or is causing any third party Servicer to subservice, Related Mortgage Loans, Seller shall retain only bare legal title (and not an equitable interest) in all such Mortgage Loans (other than MERS Mortgage Loans) for the sole purpose of servicing such Mortgage Loans on a servicing released basis.

Section 5. Servicing of the Mortgage Loans. Section 6 of the Existing MLPSA is hereby amended by deleting subsections (a), (b) and (d)(iii) in their entirety and replacing them with the following:

(a) Seller and Purchaser each agrees and acknowledges that upon payment of the Purchase Price (subject to Section 4), a 100% undivided beneficial ownership interest in the Related Mortgage Loans shall be sold to Purchaser, such that Purchaser shall own a 100% undivided beneficial interest in the Related Mortgage Loans, the servicing rights related thereto, all source files, documents, agreements and papers related to the servicing of the Related Mortgage Loans and all derivative information created by Seller or other third party used or useful in servicing the Related Mortgage Loans. Seller and Purchaser each agrees and acknowledges that a 100% undivided beneficial interest in Related Mortgage Loans shall be sold to Purchaser on a servicing released basis, subject to the termination rights provided in this Agreement, including, without limitation, Section 6(g) of this Agreement, and that Purchaser is engaging, and Purchaser does hereby engage, Seller to provide, or cause a third party Servicer to provide, subservicing of each Related Mortgage Loan for the benefit of Purchaser (and any other registered holder of the related Participation Certificate) on the Purchase Date for each transaction. Seller shall have no further servicing obligations or duties to Purchaser under the terms of this Agreement with respect to the Related Mortgage Loans upon issuance of the Security.

For so long as a Participation Certificate is outstanding, Seller shall neither assign, encumber or pledge its obligation to subservice the Related Mortgage Loans in whole or in part, nor delegate its rights or duties under this Agreement to any Person other than a Servicer, without the prior written consent of Purchaser, the granting of which consent shall be in the sole discretion of Purchaser. Seller hereby acknowledges and agrees that (i) Purchaser is entering into this Agreement in reliance upon Seller’s representations as to the adequacy of its financial standing, servicing facilities, personnel, records, procedures, reputation and integrity, and the continuance thereof; and (ii) Seller’s engagement hereunder to provide mortgage servicing for the benefit of Purchaser (and any other registered holder of the Participation Certificate) is intended by the parties to be a “personal service contract” and Seller is hereunder intended by the parties to be an “independent contractor”.

(b) Seller shall, and shall cause any third party Servicer to, subservice and administer the Related Mortgage Loans relating to a Participation Certificate on behalf of Purchaser in accordance with Accepted Servicing Practices. Servicer shall subservice the Related Mortgage Loans on behalf of Purchaser for thirty (30) day intervals which will automatically terminate if not renewed by Purchaser (such renewal as evidenced by Purchaser’s entry into a new Transaction). Neither Seller nor any Servicer shall modify or alter the terms of any Related Mortgage Loan or consent to the modification or alteration of the terms of any Related Mortgage Loan except in Strict Compliance with the related Agency Program. Seller shall, and shall cause any third party Servicer to, at all times maintain accurate and complete records of its servicing of the Related Mortgage Loans, and Purchaser may, at any time during Seller’s business hours on reasonable notice, examine and make copies of such Servicing Records. Seller agrees that Purchaser is the 100% beneficial owner of all Servicing Records relating to the Related Mortgage Loans. Seller covenants to hold such Servicing Records for the benefit of Purchaser in Seller’s capacity as servicer and to safeguard such Servicing Records and to deliver copies of them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request or otherwise as required by operation of this Section 6. In addition, if

Delivery of a Security is not made to Purchaser on or before the Anticipated Delivery Date, Seller shall deliver to Purchaser monthly reports regarding the status of those Related Mortgage Loans for which a Security has not yet been issued, which reports shall include, but shall not be limited to, a description of those Related Mortgage Loans in default for more than thirty (30) days, and such other circumstances with respect to any Related Mortgage Loans (whether or not such Related Mortgage Loans are included in the foregoing list) that could materially adversely affect any of such Related Mortgage Loans, Purchaser’s beneficial interest in such Related Mortgage Loans or the collateral securing any of such Related Mortgage Loans. Seller shall deliver such a report to Purchaser every thirty (30) days until (i) Delivery of the related Security to Purchaser or (ii) the exercise by Purchaser of any remedial election pursuant to Section 5. In no event shall Seller delegate any of its subservicing duties hereunder to any other Person without first obtaining the prior written consent of Purchaser.

(d)(iii) If a Security is not issued solely as a result of a Security Issuance Failure during the month in which the related Settlement Date occurs, in any period thereafter during which Seller or a third party Servicer remains as subservicer, all amounts deposited in the Custodial Account shall be released only in accordance with Purchaser’s written instructions.

Section 6. Event of Default. Section 6(g) of the Existing MLPSA is hereby amended by deleting subsection (ii) in its entirety and replacing it with the following:

(ii) Cross Default. Seller, a Guarantor, or Affiliates thereof shall be in default under (A) any Indebtedness of Seller, a Guarantor or any Affiliate with Purchaser or any of its Affiliates; (B) any Indebtedness, in the aggregate, in excess of $1 million of Seller, a Guarantor or any Affiliate thereof, which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (C) any other contract or contracts, in the aggregate in excess of $1 million to which Seller, a Guarantor or any Affiliate thereof is a party which default (x) involves the failure to pay a matured obligation, or (y) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

Section 7. Conditions Precedent. Section 9(b) of the Existing MLPSA is hereby amended by adding the following subsection (xi) in its entirety to the end thereof:

(xi) No PLS Default. Neither PennyMac Loan Services, LLC, Private National Mortgage Acceptance Company, LLC nor any of their respective Affiliates is in default under any Indebtedness of PennyMac Loan Services, LLC, Private National Mortgage Acceptance Company, LLC nor any of their respective Affiliates with Purchaser or any of Purchaser’s Affiliates.

Section 8. Representations and Warranties. Section 10 of the Existing MLPSA is hereby amended by deleting subsections (a)(xix), (a)(xxv) and (b)(xi) in their entirety and replacing them with the following:

(a)(xix) Reserved.

(a)(xxv) Reserved.

(b)(xi) No servicing agreement (other than any Servicing Agreement) has been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated and there are no restrictions, contractual or governmental, which would impair the ability of Purchaser or Purchaser’s designees from servicing the Mortgage Loans;

Section 9. Covenants. Section 11 of the Existing MLPSA is hereby amended by deleting subsection (aa) in its entirety and replacing it with the following:

(aa) Reserved.

Section 10. Reports. Section 12(a) of the Existing MLPSA is hereby amended by deleting subsection (viii) in its entirety and replacing it with the following:

(viii) reserved.

Section 11. Notice Information. Section 21 of the Existing MLPSA is hereby amended by deleting the notice information for Purchaser in its entirety and replacing it with the following:

If to Purchaser:

Bank of America, N.A.

4500 Park Granada

Mail Code: CA7-910-02-38

Calabasas, California 91302

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

With copies to:

Bank of America, N.A.

One Bryant Park, 11th Floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director, Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@baml.com

Bank of America, N.A.

50 Rockefeller Plaza

Mail Code: NY1-050-12-01

New York, New York 10020

Attention: Amie Davis, Assistant General Counsel

Telephone: (646) 855-0183

Fax: (704) 409-0337

E-mail: Amie.Davis@bankofamerica.com

Section 12. Exhibits. Exhibit K of the Existing MLPSA is hereby amended by deleting such exhibit in its entirety and replacing it with the attached Annex A hereto.

Section 13. Fees and Expenses. Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

Section 14. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Purchaser’s receipt of this Amendment, executed and delivered by a duly authorized officer of Purchaser, Seller and Guarantor.

Section 15. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing MLPSA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 16. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 17. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 18. GOVERNING LAW. THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 19. Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Purchaser under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser

By:	/s/ Adam Robitshek Name: Adam Robitshek Title: Vice President

PENNYMAC CORP., as Seller

By:	/s/ Pamela Marsh Name: Pamela Marsh Title: Executive Vice President, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Pamela Marsh Name: Pamela Marsh Title: Executive Vice President, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh Name: Pamela Marsh
Title: Executive Vice President, Treasurer

Signature Page to Amendment No. 9 to MLPSA

ANNEX A TO AMENDMENT

EXHIBIT K

FORM OF SERVICER NOTICE AND ACKNOWLEDGEMENT

[Date]

[                    ], as Servicer

[ADDRESS]

Attention:

Re:	Mortgage Loan Participation Purchase and Sale Agreement, dated as of December 23, 2011 (as amended from time to time, the “Purchase Agreement”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Corp. (“Seller”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (individually and collectively, the “Guarantor”).

Ladies and Gentlemen:

[                    ] (“Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain [Subservicing Agreement], dated as of [                    ] (the “Servicing Agreement”) between Servicer and Seller. Pursuant to the Purchase Agreement among Purchaser, Seller and Guarantor, Servicer is hereby notified that Seller may from time to time sell to Purchaser participation certificates evidencing a beneficial interest in certain mortgage loans which are currently being serviced by Servicer pursuant to the terms of the Servicing Agreement.

Section 1. Direction Notice. (a) Upon receipt of notice from Purchaser (a “Direction Notice”) in which Purchaser shall identify the mortgage loans the beneficial interest of which is evidenced by participation certificates sold to Purchaser under the Purchase Agreement (the “Mortgage Loans”), Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Purchaser, and remit such collections in accordance with Purchaser’s written instructions. Further, Servicer shall follow the instructions of Purchaser with respect to the Mortgage Loans, and shall deliver to Purchaser any information with respect to the Mortgage Loans as reasonably requested by Purchaser.

(b) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, Servicer may conclusively rely on any information delivered by Purchaser, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information.

Section 2. No Modification of the Servicing Agreement. Without the prior written consent of Purchaser exercised in Purchaser’s sole discretion, Servicer shall not agree to (a) any material modification, amendment or waiver of the Servicing Agreement; (b) any termination of the Servicing Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Servicing Agreement.

Section 3. Right of Termination. Purchaser shall have the right to terminate the Servicer’s rights and obligations to service the Mortgage Loans under the Servicing Agreement in accordance with the terms thereof. Any fees due to the Servicer (a) in connection with any termination shall be paid by Seller and (b) incurred following receipt of a Direction Notice shall be paid by Purchaser to the extent that

Exhibit K-1

such fees relate to the Mortgage Loans that are subject to the Servicing Agreement. Seller and the Servicer shall cooperate in transferring the servicing with respect to such Mortgage Loans to a successor servicer appointed by Purchaser in its sole discretion.

Section 4. Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

Any notices to Purchaser should be delivered to the following addresses:

Bank of America, N.A.

One Bryant Park – 11th floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director – Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@baml.com

and

Bank of America, N.A.

4500 Park Granada

Mail Code: CA7-910-02-38

Calabasas, California 91302

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

Any notices to Servicer should be delivered to the following addresses:

[                    ]

Any notices to Seller should be delivered to the following addresses:

PennyMac Loan Corp.

6101 Condor Drive

Moorpark, CA 93021

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com;

             kevin.chamberlain@pnmac.com

Section 5. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Exhibit K-2

Section 6. Entire Agreement; Severability. This agreement shall supersede any existing agreements between the parties containing general terms and conditions for the servicing of the Mortgage Loans. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

(b) All legal actions between or among the parties regarding this agreement, including, without limitation, legal actions to enforce this agreement or because of a dispute, breach or default of this agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions. The parties hereto irrevocably consent and agree that venue in such courts shall be convenient and appropriate for all purposes and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The parties hereto further irrevocably consent and agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 4, and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(c) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit K-3

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser

By:	Name: Title:

PENNYMAC CORP., as Seller

By:	Name: Title:

[ ], as Servicer

By:	Name: Title:

Exhibit K-4